EXECUTION COPY


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                BONDABLE TRANSITION PROPERTY SERVICING AGREEMENT



                                     between



                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC



                                     Issuer



                                       and



                         ATLANTIC CITY ELECTRIC COMPANY



                                    Servicer



                          Dated as of December 19, 2002





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                                TABLE OF CONTENTS

ARTICLE I Definitions..........................................................1
   SECTION 1.01 Definitions....................................................1
   SECTION 1.02 Other Definitional Provisions..................................1

ARTICLE II Appointment and Authorization of Servicer...........................2
   SECTION 2.01 Appointment of Servicer; Acceptance of Appointment.............2
   SECTION 2.02 Authorization..................................................2
   SECTION 2.03 Dominion and Control Over Transferred Bondable Transition
                Property.......................................................2

ARTICLE III Billing Services...................................................2
   SECTION 3.01 Duties of Servicer.............................................2
   SECTION 3.02 Collection of Transition Bond Charges..........................3
   SECTION 3.03 Payment of TBC Collections.....................................4
   SECTION 3.04 Servicing and Maintenance Standards............................5
   SECTION 3.05 Servicer's Certificates........................................5
   SECTION 3.06 Annual Statement as to Compliance; Notice of Default...........6
   SECTION 3.07 Annual Independent Certified Public Accountants' Report........6
   SECTION 3.08 Bondable Transition Property Documentation.....................6
   SECTION 3.09 Computer Records; Audits of Documentation......................7
   SECTION 3.10 Defending Transferred Bondable Transition Property Against
                Claims.........................................................7
   SECTION 3.11 Opinions of Counsel............................................8

ARTICLE IV Services Related to Transition  Bond Charge Adjustments.............8
   SECTION 4.01 Transition Bond Charge Adjustments.............................8

ARTICLE V The Servicer.........................................................8
   SECTION 5.01 Representations and Warranties of Servicer.....................8
   SECTION 5.02 Indemnities of Servicer; Release of Claims....................10
   SECTION 5.03 Merger or Consolidation of, or Assumption of the Obligations
                of, Servicer..................................................11
   SECTION 5.04 Assignment of Servicer's Obligations and Duties...............12
   SECTION 5.05 Limitation on Liability of Servicer and Others................12
   SECTION 5.06 ACE Not To Resign as Servicer.................................13
   SECTION 5.07 Monthly Servicing Fee.........................................13
   SECTION 5.08 Servicer Expenses.............................................14
   SECTION 5.09 Subservicing..................................................14
   SECTION 5.10 Remittances...................................................14
   SECTION 5.11 Servicer Advances.............................................15
   SECTION 5.12 Protection of Title...........................................15

ARTICLE VI Servicer Default...................................................15
   SECTION 6.01 Servicer Default..............................................15


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   SECTION 6.02 Notice of Servicer Default....................................16
   SECTION 6.03 Waiver of Past Defaults.......................................16
   SECTION 6.04 Appointment of Successor......................................17
   SECTION 6.05 Cooperation with Successor....................................17

ARTICLE VII Miscellaneous Provisions..........................................17
   SECTION 7.01 Amendment.....................................................17
   SECTION 7.02 Notices.......................................................18
   SECTION 7.03 Limitations on Rights of Others...............................18
   SECTION 7.04 Severability..................................................18
   SECTION 7.05 Separate Counterparts.........................................19
   SECTION 7.06 Headings......................................................19
   SECTION 7.07 Governing Law.................................................19
   SECTION 7.08 Assignment to the Trustee.....................................19
   SECTION 7.09 Nonpetition Covenants.........................................19
   SECTION 7.10 Termination...................................................19
   SECTION 7.11 Limitation of Liability.......................................19

EXHIBIT A        Servicing Procedures

ANNEX 1 TBC Adjustment Process and Reports - Atlantic City Electric Transition Funding LLC

APPENDIX A       Master Definitions


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          BONDABLE TRANSITION PROPERTY SERVICING AGREEMENT dated as of December
19, 2002, between ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, a Delaware limited liability company, as issuer (the "Issuer"), and ATLANTIC CITY ELECTRIC COMPANY, a New Jersey corporation, as servicer of the Bondable Transition Property hereunder (together with each successor to ATLANTIC CITY ELECTRIC COMPANY (in the same capacity) pursuant to Section 5.03 or 6.02, the "Servicer").

          WHEREAS the Servicer is willing to service the Bondable Transition Property purchased from the Seller by the Issuer; and

          WHEREAS the Issuer, in connection with ownership of Transferred Bondable Transition Property, desires to engage the Servicer to carry out the functions described herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending legally to be bound, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

          SECTION 1.01 Definitions. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in Appendix A.

          SECTION 1.02 Other Definitional Provisions.

          (a) "Agreement" means this Bondable Transition Property Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          (b) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular portion of this Agreement.

          (c) Uncapitalized terms used herein that are defined in the Competition Act, have, as the context requires, the meanings assigned to them in the Competition Act, but without giving effect to amendments to the Competition Act after the date hereof affecting such assigned meanings that, if applied hereto, would have a material adverse effect on the Issuer or the Transition Bondholders.

          (d) All terms defined in this Agreement have the meanings herein assigned to them when used in any certificate or other document made or delivered pursuant hereto except where otherwise expressly provided therein.

          (e) References in this Agreement to articles, sections, appendices, annexes, schedules and exhibits are to the sections, appendices, annexes, schedules and exhibits of, in or to this Agreement unless otherwise specified.


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          (f) The term "including" means "including without limitation" and "or"
is used in the inclusive sense.

          (g) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of the defined terms, and personal pronouns refer to all persons regardless of gender.

                                  ARTICLE II.

                    Appointment and Authorization of Servicer

          SECTION 2.01 Appointment of Servicer; Acceptance of Appointment. Subject to Section 5.06 and Article VI, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer in accordance with the terms of this Agreement. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

          SECTION 2.02 Authorization. With respect to all or any portion of the Transferred Bondable Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to, on behalf of itself, the Issuer, or both, as may be required:

          (a) execute and deliver any and all instruments, documents or notices; and

          (b) make any filings and participate in proceedings of any kind with any governmental authorities, including the BPU.

The Issuer shall execute and furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer and with such other documents as may be in the Issuer's possession that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out such duties.

          SECTION 2.03 Dominion and Control Over Transferred Bondable Transition Property. Notwithstanding any other provision hereof, the Issuer shall have dominion and control over the Transferred Bondable Transition Property. The Servicer shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices or that impairs the rights of the Issuer in the Transferred Bondable Transition Property, in each case unless such action is required by law or court or regulatory order.

                                  ARTICLE III

                                Billing Services

          SECTION 3.01 Duties of Servicer. The Servicer shall have the following duties:


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          (a) Duties of Servicer Generally. The Servicer shall manage, service, administer and make collections in respect of the Transferred Bondable Transition Property. The Servicer's duties shall include: (i) obtaining meter readings, calculating and billing the Bondable Transition Bond Charge and collecting (from Customers or Third Parties, as applicable) all TBC Collections;
(ii) responding to inquiries by Customers, Third Parties, the BPU, or any federal, state or local governmental authorities with respect to the Transferred Bondable Transition Property and the Transition Bond Charge; (iii) accounting for TBC Collections, investigating delinquencies, processing all TBC Collections and making periodic remittances thereof, and furnishing periodic reports to the Issuer, the Trustee and the Rating Agencies; (iv) selling, as agent for the Issuer, defaulted or written-off accounts in accordance with the Servicer's usual and customary practices for accounts of its own electric service customers; and (v) taking such action in connection with Transition Bond Charge Adjustments as is set forth herein.

          Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing the Servicer shall have, and shall comply with, the duties and responsibilities set forth in Exhibit A, which among other things relate to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance. Anything to the contrary contained herein notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any BPU Regulations in effect at the time such duties are to be performed.

          (b) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Trustee and the Rating Agencies in writing of any laws or BPU Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

          (c) Other Information. Upon the reasonable request of the Issuer, the Trustee or any Rating Agency, the Servicer shall, to the extent permitted by law, provide to the Issuer, the Trustee or the Rating Agencies, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Transferred Bondable Transition Property to the extent it is reasonably available to the Servicer, and reasonably necessary for the Issuer, the Trustee or the Rating Agencies to monitor the performance of the Servicer hereunder.

          SECTION 3.02 Collection of Transition Bond Charges.

          (a) The Servicer shall use all reasonable efforts consistent with its customary collection procedures to collect all amounts owed in respect of the Transition Bond Charge as and when the same shall become due and shall follow such collection procedures as it follows with respect to amounts that the Servicer collects for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of the Transition Bond Charge except as contemplated in this Agreement or as required by law or court or BPU Regulations; provided, however, that the Servicer may in its own discretion waive any late payment charges or any other fee or charge relating to delinquent payments, and may waive or modify any terms of payment of any amount payable by any customer, if such waiver complies with the Servicer's customary practices and applicable law and does not materially adversely affect the Transition Bondholders; provided, further, that the Servicer may take any other actions to the extent that such actions would be in accordance with customary billing and collection


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practices of the Servicer conducted on its own behalf. The Servicer shall enforce the obligations of any Third Parties providing billing and collection services with respect to the Transition Bond Charge.

          (b) As specified in the Petition and the BPU Financing Orders, any amounts received by the Servicer from a Customer that represent a partial payment toward an outstanding balance will be applied in the following manner:

          (i) to sales taxes (which the Servicer collects as trustee for the State of New Jersey and not for its own account or for that of the Issuer);

          (ii) to the Transition Bond Charge and the Servicer's other charges and taxes, where any of such charges are in arrears, pro rata based on their proportion to the Servicer's total charges in arrears for that period; and

          (iii) to the Transition Bond Charge and the Servicer's other charges and taxes, where any of such charges are current charges, pro rata based on their proportion to the Servicer's total current charges assessed for that period.

          ACE's other charges may include the market transition charge, the MTC-Tax and all other charges that ACE or any Third Party may be authorized to bill and collect from Customers on account of electric service.

          SECTION 3.03 Payment of TBC Collections.

          (a) The Servicer shall prepare annually a Collections Curve, based on actual TBC Collections. The Servicer shall remit to the Trustee for deposit in the Collection Account TBC Collections for each Billing Month not later than the corresponding Remittance Date or Dates following such Billing Month. The Servicer shall make periodic payments on account of TBC Collections to the Trustee for deposit in the Collection Account as follows:

          (i) for so long as the Servicer has satisfied the conditions of
     Section 5.10(b), the Servicer shall, on each Monthly Remittance Date, remit to the Trustee for each of the seven preceding Billing Months an amount equal to the amount of TBC Collections estimated to have been received, during the preceding calendar month, with respect to such seven Billing Months, such estimates to be based on the Collections Curve then in effect, and

          (ii) for so long as the Servicer has not satisfied the conditions of
     Section 5.10(b), the Servicer shall, on each Daily Remittance Date, remit to the Trustee for the Billing Month in which such Daily Remittance Date occurs and for each of the six preceding Billing Months an amount equal to the amount of TBC Collections estimated to have been received, on the Business Day that is two Business Days prior to such Daily Remittance Date, with respect to the Billing Month in which such Daily Remittance Date occurs and each of such six preceding Billing Months, such estimates to be based on the Collections Curve then in effect.


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          (b) On or before the Reconciliation Date for each Billing Month, the
Servicer shall determine whether there exists a Curve Payment Shortfall or an Excess Curve Payment for such Billing Month by comparing (i) the actual TBC Collections with respect to such Billing Month with (ii) the Collection Curve Payments previously made to the Trustee with respect to such Billing Month. In the event that there is an Excess Curve Payment for such Billing Month, the Servicer may either (A) reduce the amount that the Servicer is required to remit to the Trustee for deposit in the Collection Account on the Reconciliation Date for such Billing Month (and, if necessary, on one or more Remittance Dates following such Reconciliation Date) by the amount of such Excess Curve Payment or (B) direct the Trustee in writing to pay to the Servicer from the Collection Account the amount of such Excess Curve Payment, which upon payment shall become the property of the Servicer. In the event that there is a Curve Payment Shortfall for such Billing Month, the Servicer shall remit such shortfall to the Trustee on the Reconciliation Date for such Billing Month.

          (c) The Servicer shall hold all TBC Collections collected by it (which collections may be commingled with other funds the Servicer collects from Customers or Third Parties, as applicable) for the benefit of the Issuer, and all amounts shall be remitted by the Servicer in accordance with this Agreement without any surcharge, fee, offset, charge or other deduction and without making any claim to reduce its obligation to remit all TBC Collections collected by it, except (i) as set forth in clause (b) of this Section 3.03 and (ii) for late fees and interest accrued prior to the date of such remittance as permitted by
Section 5.07.

          SECTION 3.04 Servicing and Maintenance Standards. The Servicer shall, on behalf of the Issuer, (a) manage, service, administer and make collections in respect of the Transferred Bondable Transition Property with reasonable care and in material compliance with applicable law and regulations, including all applicable BPU Regulations, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others, (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the Servicer's industry, (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the Issuer's and the Trustee's rights in respect of the Transferred Bondable Transition Property and
(d) calculate Transition Bond Charge in compliance with the Competition Act, the BPU Financing Orders and any applicable tariffs, except where the failure to comply with any of the foregoing standards would not adversely affect the Issuer's or the Trustee's interest in the Transferred Bondable Transition Property. The Servicer shall follow such customary and usual practices and procedures as it deems necessary or advisable in its servicing of all or any portion of the Transferred Bondable Transition Property, which, in the Servicer's judgment, may include the taking of legal action pursuant to Section
3.10 or otherwise. Notwithstanding the foregoing, the Servicer shall not change its customary and usual practices and procedures in any manner that would materially and adversely affect the Issuer's or the Trustee's interest in the Transferred Bondable Transition Property unless it shall have provided the Rating Agencies with prior written notice.

          SECTION 3.05 Servicer's Certificates.

          (a) The Servicer shall provide to the Issuer and to the Trustee the statements and certificates specified in Annex 1.


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          SECTION 3.06 Annual Statement as to Compliance; Notice of Default.

          (a) The Servicer shall deliver to the Issuer and the Trustee and each Rating Agency, on or before March 31 of each year beginning in 2003, an Officers' Certificate to the effect that (i) a review of the activities of the Servicer during the preceding calendar year (or relevant portion thereof) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing each such default in reasonable detail.

          (b) The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency, promptly but in no event later than five Business Days after having obtained knowledge thereof, written notice in an Officers' Certificate of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 6.01.

          SECTION 3.07 Annual Independent Certified Public Accountants' Report.

          (a) The Servicer shall cause a firm of independent certified public accountants (which may also provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Issuer, the Trustee and each Rating Agency, on or before March 31 of each year beginning in 2003 to and including the first March 31 to occur after the retirement of all Transition Bonds, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, to the effect that such firm has performed certain procedures in connection with the Servicer's compliance with its obligations under this Agreement during the preceding calendar year ended December 31 (or, in the case of the first Annual Accountant's Report, the period of time from the Initial Transfer Date until December 31, 2002), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree, it being understood and agreed that the Trustee may deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer and that neither the Trustee nor the Issuer will be required to make any independent inquiry or investigation as to, or have any obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

          (b) The Annual Accountant's Report shall further indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 3.08 Bondable Transition Property Documentation. To assure uniform quality in servicing the Transferred Bondable Transition Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all Bondable Transition Property Documentation, it being understood that the Servicer is acting solely as the servicing agent and custodian for the Issuer with respect to the Bondable Transition Property.


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          SECTION 3.09 Computer Records; Audits of Documentation.

          (a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Bondable Transition Property and the Bondable Transition Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries on (or with respect to) the Transition Bond Charge and the estimated TBC Collections from time to time remitted to the Trustee pursuant to Section 3.03 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic reviews of the Bondable Transition Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Trustee any failure on the Servicer's part to hold the Bondable Transition Property Documentation and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Bondable Transition Property Documentation. The Servicer's duties to hold the Bondable Transition Property Documentation on behalf of the Issuer set forth in this Section 3.09, to the extent such Bondable Transition Property Documentation has not been previously transferred to a Successor Servicer, shall terminate three years after the earlier of (i) the date on which the Servicer is succeeded by a Successor Servicer pursuant to the provisions of this Agreement and (ii) the date on which no Transition Bonds of any Series are Outstanding.

          (b) Maintenance of and Access to Records. The Servicer shall maintain the Bondable Transition Property Documentation at 800 King Street, Wilmington, Delaware or at such other office as shall be specified to the Issuer and the Trustee by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer and the Trustee or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours as the Issuer or Trustee shall reasonably request to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Transferred Bondable Transition Property, the Transition Bond Charge and the Bondable Transition Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable law (including BPU Regulations) prohibiting disclosure of information regarding customers shall not constitute a breach of this Section 3.09(b).

          SECTION 3.10 Defending Transferred Bondable Transition Property Against Claims. The Servicer shall institute any action or proceeding necessary to compel performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the BPU Financing Orders with respect to the Transferred Bondable Transition Property, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act or the BPU Financing Orders, as the case may be, or the rights of holders of Transferred Bondable Transition Property if such repeal, modification or supplement would be adverse to Transition Bondholders. The costs of any such action shall be payable from TBC Collections as an Operating Expense in accordance with the Indenture. The Servicer's obligations pursuant to this
Section 3.10 shall


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survive and continue notwithstanding the fact that the payment of Operating
Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations under this Section 3.10).

          SECTION 3.11 Opinions of Counsel. The Servicer shall deliver to the Issuer and the Trustee:

          (a) promptly after the execution and delivery of this Agreement and of each amendment hereto, promptly after the execution of the Sale Agreement and of each amendment thereto, and on each Transfer Date, an Opinion of Counsel either
(i) to the effect that, in the opinion of such counsel, all filings, including UCC filings, as are necessary to fully preserve and protect the interests of the Trustee in the Transferred Bondable Transition Property have been executed and will be filed as required, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

          (b) within 90 days after the beginning of each calendar year commencing with the first calendar year beginning more than three months after the Initial Transfer Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (i) to the effect that, in the opinion of such counsel, all UCC filings necessary to preserve and protect the interest of the Trustee in the Transferred Bondable Transition Property have been filed, and reciting the details of all such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

          Each Opinion of Counsel referred to in Section 3.11(a) and (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                                   ARTICLE IV

                         Services Related to Transition
                             Bond Charge Adjustments

          SECTION 4.01 Transition Bond Charge Adjustments. The Servicer shall perform the calculations and take the actions relating to adjusting the Transition Bond Charge, as set forth in Section 5 of Annex 1, at the times indicated therein.

                                   ARTICLE V

                                  The Servicer

          SECTION 5.01 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties as of each Transfer Date, on which representations and warranties the Issuer has relied and will rely in acquiring Transferred Bondable Transition Property. The Servicer's representations and warranties hereunder shall survive the sale of any of the Transferred Bondable Transition Property to the Issuer pursuant to the Sale Agreement and the pledge thereof to the Trustee pursuant to the Indenture.


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

          (a) Organization and Good Standing. The Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and presently conducted, and has the power, authority and legal right to service the Transferred Bondable Transition Property.

          (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in all jurisdictions in which it is required to be so qualified, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transferred Bondable Transition Property as required by this Agreement) requires such licenses or approvals, except where the failure to so qualify or the failure to obtain such necessary licenses and approvals would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues or properties or to adversely affect the servicing of the Transferred Bondable Transition Property.

          (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (e) No Violation. The consummation of the transactions contemplated by this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, or other material agreement or instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, or other material agreement or instrument; or violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) Approvals. Except for filings with the BPU for adjusting the Transition Bond Charge pursuant to Section 4.01 and Annex 1, the filing of financing statements and continuation statements under the New Jersey UCC and the Delaware UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except for such as have been obtained, made or taken.


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          (g) No Proceedings. Except as disclosed in the prospectus and the related prospectus supplement each dated December 11, 2002, of Atlantic City Electric Transition Funding LLC relating to the offer and sale of Transition Bonds, and in any subsequent prospectus supplements relating to a subsequent offer and sale of Transition Bonds, there are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) seeking any ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of this Agreement or (ii) relating to the Servicer that might adversely affect the federal or state income or franchise tax attributes of the Transition Bonds.

          (h) Licenses. The Servicer has all material licenses necessary for it to perform its obligations under this Agreement.

          SECTION 5.02 Indemnities of Servicer; Release of Claims.

          (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

          (b) The Servicer shall indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective trustees, managers, members, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be incurred by or asserted against any such Person as a result of (i) the Servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer's reckless disregard of its obligations and duties under this Agreement, (ii) the Servicer's breach of any of its representations or warranties in this Agreement and (iii) litigation and related expenses relating to its status and obligations as servicer (other than in any proceeding the Servicer is required to institute under this Agreement), provided, however, that the Servicer shall not be liable for any Losses resulting from the willful misconduct or gross negligence of any Person indemnified pursuant to this
Section 5.02 (each, an "Indemnified Person") or resulting from a breach of a representation or warranty made by any Indemnified Person in any of the Basic Documents that gives rise to the Servicer's breach.

          Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 5.02, notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.02, the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel. The Indemnified Person shall not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 5.02 (whether or not the Servicer is an actual or potential party to such claim or action) unless the Servicer agrees in writing to such settlement, compromise or consent and such settlement, compromise or consent includes an unconditional release of the Servicer from all liability arising out of such claim, action, suit or proceeding.

          (c) The Servicer shall indemnify the Trustee and its officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Indenture, except to the extent that any such Loss is due to the willful misconduct, bad faith or gross negligence of the Trustee; provided, however, that the foregoing indemnity is extended to the Trustee solely in its individual capacity and not for the benefit of the Transition Bondholders or any other Person. Such amounts shall be deposited and distributed in accordance with the Indenture.

          (d) The Servicer's indemnification obligations under Section 5.02(b) and (c) for events occurring prior to the removal or resignation of the Trustee or the termination of this Agreement shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer's and the Trustee's reasonable attorneys' fees and expenses).

          (e) Except to the extent expressly provided for in this Agreement or the other Basic Documents (including the Servicer's claims with respect to the Monthly Servicing Fee), the Servicer hereby releases and discharges the Issuer (including its managers, members, officers, directors, employees and agents, if any) and the Trustee (including its officers, directors and agents) (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever that the Servicer, in its capacity as Servicer, shall or may have against any such Person relating to the Transferred Bondable Transition Property or the Servicer's servicing activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

          SECTION 5.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person or Persons:

          (a) into which the Servicer may be merged or consolidated and which succeeds to all or a significant part of the electric distribution business of the Servicer,

          (b) which results from the division of the Servicer into two or more Persons and which succeeds to all or a significant part of the electric distribution business of the Servicer,

          (c) which may result from any merger or consolidation to which the Servicer is a party and which succeeds to all or a significant part of the electric distribution business of the Servicer,

          (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or a significant part of the electric distribution business of the Servicer or

          (e) which may otherwise succeed to all or a significant part of the electric distribution business of the Servicer,

which Person or Persons in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor or successors to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no breach of any representation and warranty made pursuant to Section 5.01 shall have occurred and be continuing unremedied and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer and the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including New Jersey UCC and Delaware UCC filings, as are necessary to preserve fully and protect fully the interests of the Issuer in the Transferred Bondable Transition Property have been executed and filed and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests,
(iv) the Rating Agencies shall have received prior written notice of such transaction and the Rating Agency Condition shall have been satisfied with respect to such transactions; and (v) the Servicer shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Servicer, the Issuer, the Trustee or the then existing Transition Bondholders. Notwithstanding anything herein to the contrary, the execution of the above referenced agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions precedent to the consummation of any of the transactions referred to in clause (a), (b), (c), (d) or (e) above. When one or more Persons acquire the properties and assets of the Servicer substantially as a whole and become the successor or successors to the Servicer in accordance with the terms of this Section 5.03, then upon the satisfaction of all of the other conditions of this Section 5.03, the Servicer shall automatically and without further notice be released from its obligations and duties hereunder.

          SECTION 5.04 Assignment of Servicer's Obligations and Duties. The Servicer may assign any or all of its obligations and duties hereunder to one or more successors if either (i) the Rating Agency Condition and any other condition specified in the BPU Financing Orders have been satisfied with respect to such assignment or (ii) the Servicer is replaced by such successor or successors pursuant to Section 5.03.

          SECTION 5.05 Limitation on Liability of Servicer and Others. The Servicer shall not be liable to the Issuer, the Trustee, the holders of the Transition Bonds or any other

Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

          Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Bondable Transition Property in accordance with this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability.

          SECTION 5.06 ACE Not To Resign as Servicer. Subject to the provisions of Sections 5.03 and 5.04, ACE shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of such obligations and duties shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of ACE shall be communicated to the Issuer, the Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a Successor Servicer shall have assumed the servicing obligations and duties hereunder of ACE in accordance with Section 6.04.

          SECTION 5.07 Monthly Servicing Fee. The Issuer agrees to pay the Servicer the Monthly Servicing Fee with respect to all Series of Transition Bonds issued by the Issuer. For so long as the Servicer is making payment on account of TBC Collections on a monthly basis, the Servicer shall be entitled, on any Monthly Remittance Date, to withhold the amount of the Monthly Servicing Fee from such payment, as compensation under this Agreement, unless the Trustee shall have notified the Servicer in writing, not later than 12:00 noon (prevailing New York City time) on the Business Day prior to such Monthly Remittance Date, that such a withholding would result in the Issuer's holding insufficient funds to pay in full the amounts owed in such month to the Trustee and to the Independent Managers pursuant to clauses (i) and (ii) of Section 8.02(d) or (e), as the case may be, of the Indenture. For so long as ACE is the Servicer, the Monthly Servicing Fee shall be one-twelfth of 0.10% of the initial principal balance of all Transition Bonds issued to the date of determination, such amount to be determined at each time Transition Bonds are issued. If a Successor Servicer is appointed, the Monthly Servicing Fee shall be in a per annum amount not in excess of 1.25% of the initial principal balance of all Transition Bonds issued to the date of determination, such amount to be determined at each time Transition Bonds are issued. The Servicer shall be entitled to retain as additional compensation (a) net investment income on TBC Collections related to Transferred Bondable Transition Property received by the Servicer prior to their remittance to the Trustee and (b) the late fees, if any, paid by Customers to the Servicer associated with the Transition Bond Charge. The Issuer and the Servicer agree and acknowledge that the foregoing fees constitute a fair and reasonable price for the obligations and duties to be performed by the Servicer.

          SECTION 5.08 Servicer Expenses. Except as otherwise expressly provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to Transition Bondholders, and shall not be entitled to any additional payment or reimbursement therefor.

          SECTION 5.09 Subservicing. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations and duties as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied with respect to such appointment; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer for the servicing and administering of the Transferred Bondable Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transferred Bondable Transition Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Trustee or the Transition Bondholder shall have any responsibility therefor. No such appointment shall constitute a Servicer resignation for purposes of Section 5.06.

          SECTION 5.10 Remittances.

          (a) Subject to Section 5.07, the Servicer shall remit all TBC Collections (from whatever source) in accordance with Section 3.03(a)(ii), and all proceeds of other Collateral of the Issuer, if any, received by the Servicer, to the Trustee for deposit pursuant to the Indenture, not later than each Daily Remittance Date. The Servicer shall promptly remit any Indemnity Amounts paid or received by it immediately to the Trustee for deposit pursuant to the Indenture.

          (b) Notwithstanding Section 5.10(a), as long as (i) ACE or any successor to ACE's electric distribution business remains the Servicer, (ii) no Servicer Default has occurred and is continuing and (iii) ACE, or such successor to ACE's electric distribution business acting as servicer, maintains (x) a short-term rating of "A-1" by Standard & Poor's, (y) either a short-term rating of "P-1" or a long-term rating on its senior, unsecured debt of "Baa2" or better by Moody's and (z) a long-term rating on its senior, unsecured debt of "BBB" or better by Fitch, the Servicer need not make the daily remittances specified in
Section 5.10(a) but, in lieu thereof, shall remit all TBC Collections (from whatever source) in accordance with Section 3.03(a)(i) and all proceeds of other Collateral of the Issuer, if any, received by the Servicer during any Collection Period to the Trustee, for deposit pursuant to the Indenture, not later than the corresponding Monthly Remittance Date. Notwithstanding clause (iii) of the preceding sentence, if the Servicer is remitting monthly pursuant to this
Section 5.10(b) and one of the Rating Agencies referred to in such clause (iii) downgrades the Servicer's rating below the level indicated with respect thereto in such clause (iii), the Servicer shall nevertheless continue to be entitled to remit monthly pursuant to this Section 5.10(b) so long as both (A) the conditions set forth in clauses (i) and (ii) continue to be satisfied and (B) the Rating Agency Condition is satisfied with respect to the continuation of monthly remittance (after ACE shall have made any undertakings required by the Rating Agencies) (1) within 30 days, in the event that none of the downgrades is to a rating lower than "BBB-" by Standard & Poor's, "Baa3" by Moody's or "BBB-" by Fitch, and (2) within 48 hours, in the event that any of the downgrades is to a rating lower than "BBB-" by Standard & Poor's, "Baa3" by Moody's or "BBB-" by Fitch.

          SECTION 5.11 Servicer Advances. The Servicer shall not make any advances of interest or principal on the Series 2002-1 Transition Bonds and shall make such advances on any subsequent Series in the manner and to the extent, if any, specified in any supplement to this Agreement entered into in connection with the issuance of such Series.

          SECTION 5.12 Protection of Title. The Servicer shall execute and make such filings and cause to be executed and made such filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Trustee in the Transferred Bondable Transition Property, including all filings required under the New Jersey UCC and the Delaware UCC relating to the transfer of ownership or a security interest in the Transferred Bondable Transition Property by the Seller to the Issuer or the security interest granted by the Issuer to the Trustee in the Transferred Bondable Transition Property. The Servicer shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                                   ARTICLE VI

                                Servicer Default

          SECTION 6.01 Servicer Default. If any one of the following events (a "Servicer Default") occurs and is continuing:

          (a) any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Trustee; or

          (b) any failure by the Servicer to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the Bondable Transition Property and (ii) continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Servicer by the Issuer or the Trustee or after discovery of such failure by an officer of the Servicer; or

          (c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Issuer or the Transition Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice of the failure thereof shall have been given to the Servicer by the Issuer or the Trustee or after discovery of such failure by an officer of the Servicer; or

          (d) an Insolvency Event occurs with respect to the Servicer;

then, and in each case so long as the Servicer Default shall not have been remedied, the Trustee, as assignee of the Issuer, with the written consent of the Holders of a majority of the Outstanding Amount of the Transition Bonds of all Series, by notice then given in writing to the Servicer (a "Termination Notice") may terminate all the rights and obligations (other than the indemnification obligations set forth in Section 5.02 and the obligation under
Section 6.04 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 6.01(a), the Issuer and the Trustee shall each be entitled to apply to the BPU for sequestration and payment of revenues arising with respect to the Transferred Bondable Transition Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement with respect to the Issuer, whether with respect to the Transferred Bondable Transition Property, the related Transition Bond Charge or otherwise, shall, upon appointment of a Successor Servicer pursuant to Section 6.04, without further action, pass to and be vested in such Successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Bondable Transition Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transferred Bondable Transition Property or the related Transition Bond Charge. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Bondable Transition Property Documentation to the Successor Servicer. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with transferring the Bondable Transition Property Documentation to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of ACE as Servicer shall not terminate ACE's rights or obligations under the Sale Agreement.

          SECTION 6.02 Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event or circumstance (such as a breach of any representation or warranty made by the Servicer in this Agreement) which would with the giving of notice or the passage of time or both become a Servicer Default under Section 6.01. If any Outstanding Transition Bonds are listed on the Luxembourg Stock Exchange, such notice shall also be given by publication in a daily newspaper in Luxembourg if the rules of the Luxembourg Stock Exchange so require.

          SECTION 6.03 Waiver of Past Defaults. The Trustee, with the written consent of the Holders of a majority of the Outstanding Amount of the Transition Bonds of all Series, may waive in writing any default by the Servicer in the performance of its obligations and duties hereunder and its consequences, except a default in making any required remittances to the Trustee of TBC Collections in accordance with Section 3.03. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

          SECTION 6.04 Appointment of Successor.

          (a) Upon the Servicer's receipt of a Termination Notice, pursuant to
Section 6.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Monthly Servicing Fee, until a successor Servicer has assumed in writing the obligations and duties of the Servicer hereunder as described below. In the event of the Servicer's removal or resignation hereunder, the Trustee, as assignee of the Issuer, with the written consent of the Holders of a majority of the Outstanding Amount of the Transition Bonds of all Series, shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. If, within 30 days after the delivery of the Termination Notice, a new Servicer has not been appointed and accepted such appointment, the Trustee, at the expense of the Issuer, may petition the BPU or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted to perform the duties of the Servicer pursuant to the Competition Act, the BPU Regulations, the BPU Financing Orders and this Agreement, (ii) the Rating Agency Condition has been satisfied with respect to such succession, and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

          (b) Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Monthly Servicing Fee applicable to a Successor Servicer and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

          (c) The Successor Servicer may not resign unless it is prohibited from serving as such by law.

          SECTION 6.05 Cooperation with Successor. The Servicer shall, on an ongoing basis, cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations and duties hereunder.

                                  ARTICLE VII

                            Miscellaneous Provisions

          SECTION 7.01 Amendment. This Agreement may be amended or supplemented by the Servicer and the Issuer, with the prior written consent of the Trustee and the satisfaction of the Rating Agency Condition with respect to such amendment or supplement. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

          Prior to the execution of any amendment or supplement to this Agreement, the Issuer and the Trustee shall be entitled to receive, and conclusively to rely upon, an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.06(b) of the Indenture. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

          SECTION 7.02 Notices. Unless otherwise specifically provided herein, all notices, directions, consents, waivers and communications under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

          (a) in the case of the Servicer, to Atlantic City Electric Company, 800 King Street, P.O. Box 231, Wilmington, Delaware 19899, Attention: General Counsel,

          (b) in the case of the Issuer or the Trustee, to the address provided for notices or communications to such Person in the Indenture,

          (c) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,

          (d) in the case of Standard & Poor's, to Standard & Poor's, Structured Finance, ABS Surveillance Corp., 55 Water Street, 41st Floor, New York, New York 10041-0003, Fax: (212) 438-2664; and

          (e) in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

or, as to each of the foregoing, to such other address as shall be designated by written notice to the other parties.

          SECTION 7.03 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and the Trustee, on behalf of itself and the Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 7.04 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 7.05 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 7.06 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 7.07 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New JERSEY, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 7.08 Assignment to the Trustee. The Servicer hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Bondable Transition Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee. In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          SECTION 7.09 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of all of the outstanding Transition Bonds, all other amounts owed under the Indenture (including without limitation any amounts owed to third-party credit enhancers) and all amounts owed by the Issuer under all Hedge Agreements and the Interest Rate Swap Agreements, acquiesce in, petition or otherwise invoke or, to the fullest extent permitted by law, cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer; provided, however, that nothing in this Section 7.09 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to this Agreement..

          SECTION 7.10 Termination. This Agreement shall terminate when all Transition Bonds issued by the Issuer have been retired, redeemed or defeased in full.

          SECTION 7.11 Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by The Bank of New York, not individually or personally but solely as Trustee for the benefit of the Transition Bondholders, in the exercise of the powers and authority conferred and vested in it, and nothing herein contained shall be construed as creating any liability on The Bank of New York, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties; provided, however, that this provision shall not protect The Bank of New York against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                              ATLANTIC CITY ELECTRIC TRANSITION
                                              FUNDING LLC, as Issuer


                                              by /s/ Roberta S. Brown
                                                 -------------------------------
                                                       Title: Vice President

                                              ATLANTIC CITY ELECTRIC COMPANY,
                                              as Servicer,


                                              by /s/ Roberta S. Brown
                                                 -------------------------------
                                                       Title: Vice President

Acknowledged and Accepted:

The Bank of New York, not in its
individual capacity but solely as
Trustee on behalf of the Holders of
Transition Bonds issued by the Issuer,


   by /s/ Cassandra Shedd
      --------------------------------
        Title:  Assistant VP

                                    EXHIBIT A

                              SERVICING PROCEDURES

          The Servicer agrees to comply with the following servicing procedures:

     SECTION 1.  Definitions

          (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Servicing Agreement, dated as of December 19, 2002, between the Issuer and ACE, as Servicer.

          (b) Whenever used in this Exhibit A, the following words and phrases shall have the following meanings:

          "Applicable MDMA" means, with respect to each Customer, the meter data management agent or Third Party providing meter reading services for that Customer's account.

          "Applicable Third Party" means, with respect to each Customer, the Third Party, if any, providing billing or metering services to that Customer.

          "Billed Transition Bond Charges" means the amounts billed to Customers pursuant to the Transition Bond Charge, whether billed directly to such Customers by the Servicer or indirectly through a Third Party pursuant to Consolidated Third Party Billing.

          "Bills" means each of the regular monthly bills, the summary bills, the opening bills and the Closing Bills issued to Customers or Third Parties by ACE.

          "Budget Payment Plan" means a levelized payment plan offered by ACE, which, if elected by a Customer, provides for level monthly Bill charges to such Customer.

          "Closing Bill" means the final bill issued to a Customer at the time service is terminated.

          "Consolidated Third Party Billing" means the billing option available to Customers served by a Third Party pursuant to which such Third Party will be responsible for billing and collecting all charges to Customers electing such billing option, including the Transition Bond Charge, and will become obligated to the Servicer for the Billed Transition Bond Charges, all in accordance with applicable BPU Regulations and the BPU Financing Orders.

          "Net Write-Off Percent" means the number (expressed as a percent) equal to

          (i) the amount by which Write-Offs attributable to a particular Billing Period exceed Write-Off recoveries attributable to such Billing Period, divided by

          (ii) the total billed revenue attributable to such Billing Period.

          "Servicer Policies and Practices" means, with respect to the Servicer's duties under this Exhibit A, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself.

          "Transition Bond Charge Effective Date" means the date on which the initial Transition Bond Charge goes into effect pursuant to the BPU Financing Orders.

          "Variables" includes the following variables used in calculating Adjustment Requests:

          (i) the estimated Net Write-Off Percent; and

          (ii) the projected billed consumption to which the Transition Bond Charge applies.

          "Write-Offs" means arrears that remain unpaid by Customers generally as of 90 days after the issuance of the Closing Bills containing such charges, unless payment arrangements are made and are being kept.

     SECTION 2. Data Acquisition

          (a) Installation and Maintenance of Meters. Except to the extent that a Third Party is responsible for such services, the Servicer shall use its best efforts to cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer approximately every 30 days or as provided in the applicable tariff.

          (b) Meter Reading. At least once each calendar month, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer; provided, however, that the Servicer may determine any Customer's usage on the basis of estimates in accordance with applicable BPU Regulations.

          (c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including, but not limited to, the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any Third Party as a result of new metering and/or billing technologies.

     SECTION 3. Usage and Bill Calculation

          The Servicer shall obtain a calculation of each Customer's usage (which may be based on data obtained from such Customer's meter read or on usage estimates determined in accordance with applicable BPU Regulations) at least once each calendar month and shall determine therefrom each Customer's individual charge relating to the Transition Bond Charge to be included on such Customer's Bill pursuant to the BPU Financing Orders and BPU Regulations.


                                  Exhibit A-2

     SECTION 4. Billing

          The Servicer shall implement the Transition Bond Charge as of the Transition Bond Charge Effective Date and shall thereafter bill each Customer or the Applicable Third Party for the respective Customer's outstanding current and past due charges relating to the Transition Bond Charge, accruing until all payments of principal and interest on each Series of Transition Bonds and all other costs and expenses related to such Series have been paid in accordance with the Indenture, all in accordance with the following:

          (a) Frequency of Bills; Billing Practices. In accordance with the Servicer's then-existing Servicer Policies and Practices, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or, in the case of a Customer who has elected Consolidated Third Party Billing, to an Applicable Third Party, for such Customer's respective Transition Bond Charge as a general practice once approximately every 30 days or such other time period as allowed by the BPU, at the same time, with the same frequency and on the same Bill as that containing the Servicer's own charges to such Customer or Third Party, as the case may be. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Business Days after such modification goes into effect; provided, however, that:

     (i) the Servicer may not make any modification that will materially adversely affect the Transition Bondholders, and

     (ii) the Rating Agencies shall receive prior notice of any modification that would change the frequency with which Bills are issued or would change any tariff charged.

          (b) Format.

     (i) Each Bill to a Customer shall contain the charge corresponding to the Transition Bond Charge owed by such Customer for the Billing Period. The Customer's Bill shall contain, in text or in a footnote, text substantially to the effect that a portion of the monthly charge representing that Bondable Transition Property is being collected on behalf of the Issuer as owner of the Bondable Transition Property.

     (ii) In the case of each Customer that has elected Consolidated Third Party Billing, the Servicer shall deliver to the Applicable Third Party itemized charges for such Customer including the amount of such Customer's Transition Bond Charge to be remitted by the Servicer to the Issuer.

    (iii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and Third Parties as applicable BPU Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by the Competition Act, other applicable law or BPU Regulations, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its


                                  Exhibit A-3
          reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

          (c) Delivery. The Servicer shall deliver all Bills to Customers:

     (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges or

     (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its Customers.

In the case of Customers that have elected Consolidated Third Party Billing, the Servicer shall deliver all Bills to the Applicable Third Parties by such means as are prescribed by applicable BPU Regulations, or, if not prescribed by applicable BPU Regulations, by such means as are mutually agreed upon by the Servicer and the Applicable Third Party and are consistent with BPU Regulations. The Servicer or a Third Party, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

     SECTION 5. Customer Service Functions

     The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

     SECTION 6. Collections; Payment Processing; Remittance

          (a) Collection Efforts; Policies; Procedures.

     (i) The Servicer shall use reasonable efforts to collect all Billed Transition Bond Charges from Customers and Third Parties as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including, as follows:

          (A) The Servicer shall prepare and deliver overdue notices to Customers and Third Parties in accordance with applicable BPU Regulations and the Servicer Policies and Practices.

          (B) The Servicer shall apply late payment charges to outstanding Customer and Third Party balances in accordance with applicable BPU Regulations. All late payment charges and interest collected shall be payable to and retained by the Servicer as a component of its compensation under the Servicing Agreement, and the Issuer shall not have any right to share in the same.

          (C) The Servicer shall deliver verbal and written final call notices in accordance with applicable BPU Regulations and Servicer Policies and Practices.

          (D) The Servicer shall adhere and carry out disconnection policies in accordance with the Competition Act, other applicable law and BPU Regulations and Servicer Policies and Practices.


                                  Exhibit A-4

          (E) The Servicer may employ the assistance of collections agents in accordance with applicable BPU Regulations and Servicer Policies and Practices.

          (F) The Servicer shall apply Customer and Third Party deposits, Customers' letters of credit and Customer posted surety bonds to the payment of delinquent accounts in accordance with applicable BPU Regulations and Servicer Policies and Practices and according to the priorities set forth in Sections 6(b)(ii), (iii) and (iv) of this Exhibit A.

          (G) The Servicer shall promptly take all necessary action in accordance with applicable BPU Regulations to terminate billing of Transition Bond Charges by Third Parties whose payments are 22 or more days delinquent, or as the then current BPU Regulations and any billing services agreements allow, and to resume, prospectively, to collect the Billed Transition Bond Charges directly from the applicable Customers. At such time, the Servicer will apply the Third Party's security deposit to satisfy charges billed previously by the Third Party which remain outstanding, including outstanding Transition Bond Charges.

     (ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action:

          (A) would be in accordance with the Servicer's customary practices or those of any Successor Servicer with respect to comparable assets that it services for itself and for others;

          (B) would not materially adversely affect the rights of the Transition Bondholders; and

          (C) would comply with applicable law;

          provided, however, that notwithstanding anything in the Servicing Agreement or this Exhibit A to the contrary, the Servicer shall be authorized to write off any Billed Transition Bond Charges in accordance with its Servicer Policies and Practices.

    (iii) The Servicer shall accept payment from Customers in respect of Billed Transition Bond Charges in such forms and methods and at such times and places as it accepts for payment of its own charges. The Servicer shall accept payment from Third Parties in respect of Billed Transition Bond Charges in such forms and methods and at such times and places as the Servicer and each Third Party shall mutually agree in accordance with applicable BPU Regulations.

          (b) Payment Processing; Allocation; Priority of Payments.

     (i) The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Business Days after receipt.


                                  Exhibit A-5

     (ii) Subject to clause (iii) below, the Servicer shall apply payments received to each Customer's or Third Party's account in proportion to the charges contained on the outstanding Bill to such Customer or Third Party.

    (iii) Any amounts collected by the Servicer that represent partial payments of the total Bill to a Customer or Third Party shall be allocated in accordance with the priorities set forth in Section 3.02(b) of the Servicing Agreement.

     (iv) The Servicer shall hold all over-payments for the benefit of the Issuer and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) above as such charges become due.

     (v) For Customers on a Budget Payment Plan, the Servicer shall treat TBC Collections received from such Customers as if such Customers had been billed for the Transition Bond Charge in the absence of the Budget Payment Plan. Partial payment of a Budget Payment Plan payment shall be allocated according to clause (iii) above, and overpayment of a Budget Payment Plan payment shall be allocated according to clause
          (iv) above.

          (c) Accounts; Records.

     (i) The Servicer shall maintain accounts and records as to the Transferred Bondable Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries with respect to the Transferred Bondable Transition Property and the amounts from time to time remitted to the Collection Account in respect of the Transferred Bondable Transition Property.

     (ii) The Servicer shall maintain accounts and records as to Third Parties performing Consolidated Third Party Billing for Customers accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries with respect to the Transferred Bondable Transition Property and amounts owed by such Customers in respect of the Transition Bond Charge.

          (d) Investment of TBC Collections. Prior to remittance on the applicable Remittance Date, the Servicer may invest TBC Collections received at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer.

          (e) Calculation of Collections; Determination of Aggregate Remittance Amount.

     (i) On or before each Remittance Date, the Servicer shall calculate the total TBC Collections received by the Servicer from or on behalf of Customers during prior Collection Periods in respect of all previously Billed Transition Bond Charges.


                                  Exhibit A-6

     (ii) In accordance with Section 4.01 of the Servicing Agreement and Annex 1, the Servicer shall update the Variables and shall prepare Adjustment Requests to reflect the updated Variables when required to do so pursuant to Annex 1.

               (f) Remittances.

          (i) The Servicer shall make remittances to the Issuer in accordance with Section 5.11 of the Servicing Agreement.

          (ii) In the event of any change of account or change of institution affecting the remittances, the Issuer shall provide written notice thereof to the Servicer by the earlier of:

               (A) five Business Days from the effective date of such change, or

               (B) five Business Days prior to the next applicable Remittance Date.


                                  Exhibit A-7

                                     ANNEX 1
                                       to
                               SERVICING AGREEMENT

The Servicer agrees to comply with the following with respect to the Issuer:

          SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A ("Appendix A") to the Servicing Agreement dated as of December 19, 2002, between the Issuer and Atlantic City Electric Company, as Servicer.

          SECTION 2. Monthly Fee Disbursement Date Statements. At least one Business Day before each date on which distributions are to be made pursuant to
Section 8.02(d) of the Indenture (each, a "Monthly Fee Disbursement Date"), the Servicer shall provide the Trustee with a statement indicating.

          1. the amount to be paid to the Trustee on such Monthly Fee Disbursement Date in accordance with Section 8.02(d) of the Indenture and each Series Supplement;

          2. the amount to be paid to the Independent Managers on such Monthly Fee Disbursement Date in accordance with Section 8.02(d) of the Indenture and each Series Supplement;

          3. the amount to be paid to the Servicer on such Monthly Fee Disbursement Date in accordance with Section 8.02(d) of the Indenture and each Series Supplement;

          4. the amount to be paid to the Administrator on such Monthly Fee Disbursement Date in accordance with Section 8.02(d) of the Indenture and each Series Supplement; and

          5. the amount to be paid to the Issuer (as Operating Expenses) on such Monthly Fee Disbursement Date in accordance with Section 8.02(d) of the Indenture and each Series Supplement.

          SECTION 3. Payment Date Statements. At least one Business Day before each date on which distributions are to be made pursuant to Section 8.02(e) of the Indenture (each, a "Payment Date"), the Servicer shall provide to the Issuer, the Trustee, each Rating Agency and, for so long as any Transition Bonds are listed on the Luxembourg Stock Exchange, any listing agent in Luxembourg, a statement indicating:

          1. the amount to be paid to Transition Bondholders of each Series and Class in respect of interest on such Payment Date in accordance with Section 8.02(e) of the Indenture and each Series Supplement;

          2. the amount to be paid to Transition Bondholders of each Series and Class in respect of principal on such Payment Date in accordance with Section 8.02(e) of the Indenture and each Series Supplement;

          3. the Scheduled Transition Bond Balance and the Transition Bond Balance for each Series and Class as of such Payment Date (after giving effect to the payments to be made on such Payment Date);

          4. the amount on deposit in the Overcollateralization Subaccount for each Series and the Scheduled Overcollateralization Level for each Series, as of such Payment Date (after giving effect to the transfers to be made from or into the respective
               Overcollateralization Subaccounts on such Payment Date);

          5. the amount on deposit in the Capital Subaccount for each Series as of such Payment Date (after giving effect to the transfers to be made from or into the respective Capital Subaccounts on such Payment Date) and the required capital amount for such Series;

          6. the amount, if any, on deposit in the Reserve Subaccount for each Series as of such Payment Date (after giving effect to the transfers to be made from or into the respective Reserve Subaccounts on such Payment Date);

          7. the amount to be paid to any counterparty under any Hedge Agreement since the preceding Payment Date and on or before such Payment Date;

          8. the amount to be paid to any counterparty under any Interest Rate Swap Agreement (on a gross and a net basis, separately stated) under such Interest Rate Swap Agreement since the preceding Payment Date and on or before such Payment Date;

          9. the amounts paid to the Trustee since the preceding Payment Date and the amounts to be paid to the Trustee on such Payment Date pursuant to Section 8.02(e) of the Indenture;

          10. the amounts paid to the Issuer since the preceding Payment Date and the amounts to be paid to the Issuer on such Payment Date pursuant to Section 8.02(e) of the Indenture;

          11. the amounts paid to the Independent Managers since the preceding Payment Date pursuant to Section 8.02(e) of the Indenture and the amount to be paid to the Independent Managers on such Payment Date pursuant to Section 8.02(e) of the Indenture;

          12. the amounts paid to the Servicer since the preceding Payment Date pursuant to Section 8.02(e) of the Indenture and the amount to be paid to the Servicer on such Payment Date pursuant to Section 8.02(e) of the Indenture;


                                    Annex 1-2

          13. the amounts paid to the Administrator since the preceding Payment Date pursuant to Section 8.02(e) of the Indenture and the amount to be paid to the Administrator on such Payment Date pursuant to
               Section 8.02(e) of the Indenture; and

          14. the amount of any other transfers and payments to be made on such Payment Date pursuant to Section 8.02 of the Indenture and any Series Supplement.

          SECTION 4. Remittance Date Statements. At least one Business Day before each Monthly Remittance Date, and in the case of Daily Remittances, on the last Daily Remittance Date of such month, the Servicer shall prepare and furnish to the Issuer and the Trustee a statement setting forth the amount to be remitted by the Servicer to the Trustee (net of any unreimbursed Excess Curve Payments) for deposit on such Monthly Remittance Date pursuant to the Indenture or, in the case of Daily Remittances, the aggregate amount remitted by the Servicer to the Trustee for deposit on the Daily Remittance Dates during such month pursuant to the Indenture.

          SECTION 5. Transition Bond Charge Adjustments.

          (a)  Prior to each Calculation Date, the Servicer shall calculate

               (i) the Transition Bond Balance as of such Calculation Date (a written copy of which shall be delivered by the Servicer to the Trustee within five Business Days following such Calculation Date), and

               (ii) the Transition Bond Charge projected by the Servicer to be such that, if it goes into effect on the next succeeding Adjustment Date, TBC Collections therefrom allocable to the Issuer will be, in the Servicer's good faith estimate, sufficient so that:

                    (A) the Transition Bond Balance on the Target Payment Date
               (as defined in clause (g) below) will equal the Scheduled Transition Bond Balance as of the Target Payment Date,

                    (B) the amount on deposit in the Overcollateralization
               Subaccount for each Series on the Target Payment Date will equal the Scheduled Overcollateralization Level for such Series as of the Target Payment Date,

                    (C) the amount on deposit in the Capital Subaccount for each
               Series on the Target Payment Date will equal the required level for such Series as of the Target Payment Date,

                    (D) the amount on deposit in the Reserve Subaccount for each
               Series on the Target Payment Date will equal zero,


                                   Annex 1-3

                    (E) the TBC Collections will provide for (i) amortization of the remaining outstanding principal amount of each Series in accordance with the Expected Amortization Schedule therefor, (ii) payment of interest on each Series when due, payment of any hedge payments due under the Hedge Agreement, and payment of any amounts due (other than termination or breakage amounts) under any Interest Rate Swap Agreement, and (iii) payment of all Operating Expenses of the Issuer when due in accordance with the Indenture, and

                    (F) all other amounts included in the Total Revenue
               Requirement (estimated in good faith in accordance with Section 6(a) of this Annex 1) from the first Adjustment Date to follow such Calculation Date up to the next succeeding Adjustment Date.

          (b) On each Calculation Date, the Servicer shall file an Adjustment Request with the BPU. This filing shall include the data specified in the Petition and the BPU Financing Orders.

          (c) On each Adjustment Date, the Servicer shall

               (i) take all reasonable actions and make all reasonable efforts to effectuate all adjustments to the Transition Bond Charge either approved by the BPU or effective on an interim basis pending final approval, and

               (ii) promptly send to the Trustee copies of all material notices and documents relating to such adjustments.

          (d) On each Adjustment Date, the Servicer shall provide Rating Agencies with a schedule indicating any changes to the Transition Bond Charge.

          (e) To the extent it is so authorized under the Competition Act and the BPU Financing Orders, the Servicer may in its discretion, at any time and from time to time, file Adjustment Requests on dates in addition to those referred to in clauses (i), (ii) and (iii) of the definition of "Calculation Date" set forth in Appendix A.

          (f) If deemed appropriate by the Servicer to protect Transition Bondholders to remedy a significant and recurring variance between actual and expected TBC Collections, as authorized by the BPU Financing Orders, the Servicer shall make "non-routine" filings with the BPU for adjustments to the formula described in Appendix C to the bondable stranded costs rate order issued by the BPU in favor of ACE on September 20, 2002 (as such formula may be adjusted from time to time) to assure timely payment of the Total Payment Requirements (as defined in the BPU Financing Orders). Such filings shall be made at least 90 days prior to the proposed effective date of the proposed adjustments.

          (g) For purposes of this Section 5, the "Target Payment Date" for a particular Calculation Date means: (i) if the Adjustment Date next following such Calculation Date begins a Measure Period that is one year in length, the first Payment Date to occur following the end of such Measure Period; (ii) if the Adjustment Date next following such Calculation Date begins a


                                   Annex 1-4

Measure Period that is one calendar quarter in length, the first Payment Date to occur following the end of such Measure Period; and (iii) if the Adjustment Date next following such Calculation Date begins a Measure Period that is one month in length, the first Payment Date to occur following the end of the calendar quarter in which such Measure Period falls; provided that, notwithstanding clauses (i), (ii) and (iii) above, if the Transition Bonds are to be fully retired before the date determined to be the Target Payment Date pursuant to such clause (i), (ii) or (iii), as the case may be, the Target Payment Date shall be the date of such retirement.

          SECTION 6. Determination of Revenue Requirements.

          (a) No later than the first Adjustment Date to follow any Calculation Date, the Servicer shall furnish to the Trustee in writing a specification, in reasonable detail, of the Servicer's good faith estimate of the components of each Series' Revenue Requirement (including a specification of each Series' share of each such component of the Total Revenue Requirement) for the Measure Period that begins on such Adjustment Date.

          (b) If a Series other than the Series 2002-1 Transition Bonds is issued then, no later than the Series Issuance Date for such Series, the Servicer shall redetermine and furnish to the Trustee in writing an adjusted specification, in reasonable detail, of the Servicer's good faith estimate of the components of each Series' Revenue Requirement (including a specification of each Series' share of each component of the Total Revenue Requirement) for the remainder of the Measure Period that includes such Series Issuance Date, taking into account such new issuance.

          (c) If the maturity of the Transition Bonds is accelerated pursuant to
Section 5.02 of the Indenture or if the Transition Bonds are redeemed pursuant to Section 10.01 or 10.02 of the Indenture then, no later than one Business Day prior to the anticipated date of payment on the Transition Bonds pursuant to such acceleration or redemption, as the case may be, the Servicer shall redetermine and furnish to the Trustee in writing an adjusted specification, in reasonable detail, of the Servicer's good faith estimate of the components of each Series' Revenue Requirement (including a specification of each Series' share of each component of the Total Revenue Requirement) for the remainder of the Measure Period that includes such anticipated date of payment, taking into account such acceleration or redemption, as the case may be.


                                   Annex 1-5

                                   APPENDIX A
                               MASTER DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

          "ACE" means Atlantic City Electric Company, a New Jersey corporation, and its permitted successors and assigns.

          "Act" has the meaning specified in Section 11.03(a) of the Indenture.

          "Adjustment Date" means (i) October 1 of each year beginning October 1, 2003 until October 1, 2019, (ii) so long as any Series 2002-1 Transition Bonds are outstanding, January 1, April 1, July 1 and October 1 of each year, beginning October 1, 2020, (iii) any other dates designated as Adjustment Dates in any Series Supplement, and (iv) any other day that is 30 days after a Calculation Date.

          "Adjustment Request" means an application filed by the Servicer with the BPU for a Transition Bond Charge Adjustment pursuant to Section 5(b) or (e) of the Issuer Annex.

          "Administration Agreement" means the Administration Agreement dated as of December 19, 2002, between the Issuer and PHI Service Company, as administrator, as the same may be amended or supplemented from time to time.

          "Administrator" means PHI Service Company, as administrator under the Administration Agreement, and each successor to PHI Service Company, in the same capacity, pursuant to Section 5.08 of the Administration Agreement.

          "Advice Letter" means, with respect to any Series of Transition Bonds, the Issuance Advice Letter, in the form specified in the BPU Financing Order authorizing the issuance of Transition Bonds of such Series, filed with the BPU at the time of the issuance of such Series.

          "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

          "Annual Accountant's Report" has the meaning assigned to that term in
Section 3.07 of the Servicing Agreement.

          "Authorized Denominations" means, with respect to any Series or Class of Transition Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have a denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

          "Authorized Newspaper" means the Luxemburger Wort or any other newspaper published in Luxembourg on a daily basis.

          "Authorized Officer" means, with respect to the Issuer, (a) any Manager and, (b) any person designated as an "Officer" under the Issuer LLC Agreement and authorized thereby to act on behalf of the Issuer.

          "Basic Documents" means the Formation Documents, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, as each may be amended or supplemented from time to time.

          "Billing Month" means a calendar month during which the Transition Bond Charge is billed to Customers.

          "Bill of Sale" means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Bondable Transition Property by the Seller to the Issuer.

          "Bondable Stranded Costs" has the meaning assigned to that term in the Competition Act and the BPU Financing Orders.

          "Bondable Transition Property" has the meaning assigned to that term in the Competition Act and the BPU Financing Orders.

          "Bondable Transition Property Documentation" means all documents relating to the Transferred Bondable Transition Property, including copies of the Petition and the BPU Financing Orders and all documents filed with the BPU in connection with any Transition Bond Charge Adjustment.

          "Book-Entry Transition Bonds" means beneficial interests in the Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

          "BPU" means the State of New Jersey Board of Public Utilities or its successor.

          "BPU Financing Orders" means the bondable stranded costs rate order issued by the BPU in favor of ACE on September 20, 2002 pursuant to the Competition Act, any subsequent bondable stranded costs rate orders issued by the BPU in favor of ACE pursuant to the Competition Act, and any order supplemental to any of the foregoing.

          "BPU Regulations" means any regulations, orders, guidelines or directives promulgated, issued or adopted by the BPU.

          "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York or with respect to any Transition Bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to remain closed.


                                   Appendix A-2

          "Calculation Date" means (i) September 1 of each year beginning September 1, 2003 until September 1, 2019, (ii) so long as any Series 2002-1 Transition Bonds are outstanding, March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2020, (iii) any other dates designated as Calculation Dates in any Series Supplement, and (iv) any other date on which the Servicer files an Adjustment Request.

          "Capital Subaccount" with respect to any Series has the meaning specified in Section 8.02(a) of the Indenture.

          "Class" means, with respect to any Series, any one of the classes of Transition Bonds of that Series, as specified in the Series Supplement for that Series.

          "Class Final Maturity Date" means the Final Maturity Date of a Class, as specified in the Series Supplement for the related Series.

          "Class Subaccount," with respect to a Class within a Series, has the meaning specified in Section 8.02(a) of the Indenture and, if established for such Series and Class, in the Series Supplement for such Series.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          "Collateral" has the meaning specified in the Granting Clause of the Indenture.

          "Collection Account" has the meaning specified in Section 8.02(a) of the Indenture.

          "Collection Period" means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

          "Collections Curve" means an annually prepared forecast, with respect to each Billing Month, of the percentages of amounts billed in such Billing Month that are expected to be received during such Billing Month and each of the following six months.

          "Collections Curve Payment" means, with respect to any Billing Month, the sum of the amounts paid to the Trustee during such Billing Month and each of the following six months based on the Collections Curve then in effect.

          "Commission" means the U.S. Securities and Exchange Commission, and any successor thereof.


                                  Appendix A-3

          "Competition Act" means the Electric Discount and Energy Competition Act, New Jersey Statutes Annotated, title 48, chapter 3, article 7, as in effect from time to time.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Indenture is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attn: Asset Backed Securities (phone: (212) 815-2484; fax: (212) 815-3883), or at such other address as the Trustee may designate from time to time by notice to the Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Transition Bondholders and the Issuer in writing).

          "Covenant Defeasance Option" has the meaning specified in Section 4.01(b) of the Indenture.

          "Curve Payment Shortfall" means, for a particular Billing Month, the amount, if any, by which the actual TBC Collections in respect of a Billing Month exceed the Collections Curve Payments made to the Trustee in respect of that Billing Month, as determined on the Reconciliation Date for that Billing Month.

          "Customer" means each person who is a retail consumer of electricity and who accesses ACE's transmission and distribution system, regardless of whether such consumer elects to purchase electricity from a Third Party.

          "Daily Remittance Date" means, if the Servicer has not satisfied the conditions of Section 5.10(b) of the Servicing Agreement, each Business Day commencing on the second Business Day following the date on which the Servicer begins remittance procedures under Section 3.03(a)(ii) of the Servicing Agreement.

          "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          "Defeasance Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

          "Definitive Transition Bonds" has the meaning specified in Section
2.11 of the Indenture.

          "Delaware UCC" means the Uniform Commercial Code, as in effect in the State of Delaware, as amended from time to time.

          "DTC Agreement" means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about December 19, 2002, relating to the Transition Bonds, as the same may be amended or supplemented from time to time.


                                  Appendix A-4

          "Eligible Guarantor Institution" means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

          (a)  a bank;

          (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

          (c)  a credit union;

          (d) a national securities exchange, registered securities association or clearing agency; or

          (e) a savings association that is a participant in a securities transfer association.

          "Eligible Institution" means:

          (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

          (b) a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which

               (i)  has either

                    (A) with respect to any Eligible Investment having a maturity of greater than one month, a long-term unsecured debt rating of "AA-" by Standard & Poor's and Fitch and "Aa3" by Moody's, or

                    (B) with respect to any Eligible Investment having a maturity one month or less, a certificate of deposit rating of "A-1+" by Standard & Poor's, "F1+" by Fitch and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and

               (ii) whose deposits are insured by the FDIC.

          "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;


                                  Appendix A-5

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations of such financial institution (other than such obligations the rating of which is based on the credit of a Person other than such financial institution) shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

          (c) commercial paper or other short-term unsecured debt obligations of any corporation organized under the laws of the United States of America (other than ACE) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest rating category granted thereby;

          (d) investments in money market funds having a rating from each of the Rating Agencies in the highest rating category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

          (e) bankers' acceptances issued by any depositary institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a financial institution (acting as principal) incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations of such financial institution (other than such obligations the rating of which is based on the credit of a Person other than such financial institution) shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

          (g) repurchase obligations with respect to any security or whole loan entered into with

               (i) a financial institution (acting as principal) described in clause (b) above,


                                  Appendix A-6

               (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a "broker/dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of entering into the repurchase obligation, or

              (iii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's and F1+ by Fitch at the time of purchase; or

          (h) any other investment permitted by each Rating Agency;

provided, however, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and provided, further, that, any Eligible Investment must not:

          (i) be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof, or

          (ii) mature later than (i) the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is not held by an Affiliate of the Trustee.

          "Eligible Securities Account" means either:

          (a)  a segregated trust account with an Eligible Institution or

          (i) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

          "Event of Default" has the meaning specified in Section 5.01 of the Indenture.


                                  Appendix A-7

          "Excess Curve Payment" means, for a particular Billing Month, the amount, if any, by which the Collections Curve Payments made to the Trustee in respect of that Billing Month exceed the actual TBC Collections in respect of that Billing Month, as determined on the Reconciliation Date for that Billing Month.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Executive Officer" means, with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer, chief information officer, president, executive vice president, any vice president, the secretary or the treasurer of such corporation; and with respect to any limited liability company, any manager thereof.

          "Expected Amortization Schedule" means, with respect to each Series or, if applicable, each Class of Transition Bonds, the expected amortization schedule for principal thereof, as specified in Schedule A to the Series Supplement for such Series.

          "Expected Final Payment Date" means, with respect to each Series or, if applicable, each Class of Transition Bonds, the Payment Date related to the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

          "FDIC" means the Federal Deposit Insurance Corporation or its successor.

          "Final Maturity Date" means, for each Series or, if applicable, each Class of Transition Bonds, the Payment Date related to the date by which all principal of and interest on such Series or Class of Transition Bonds is required to be paid, as specified in the Series Supplement therefor.

          "Financing Issuance" means an issuance of a new Series of Transition Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Bondable Transition Property.

          "Fitch" means Fitch, Inc. or its successor.

          "Formation Document" means the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as each may be amended or supplemented from time to time.

          "General Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

          "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to


                                  Appendix A-8
make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "Hedge Agreement" means, with respect to any Series, the document or documents, if any, identified as a "Hedge Agreement" in the Series Supplement for such Series.

          "Holder" or "Transition Bondholder" means the Person in whose name a Transition Bond of any Series or Class is registered in the Transition Bond Register.

          "Indemnification Event" means an event which triggers ACE's obligation to indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective managers, officers, employees, directors and agents, pursuant to Section 5.01 of the Sale Agreement.

          "Indemnity Amount" means the amount of any indemnification obligation payable under the Basic Documents or any Hedge Agreement or Interest Rate Swap Agreement.

          "Indenture" means the Indenture dated as of December 19, 2002, between the Issuer and the Trustee, as the same may be amended or supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the Transition Bonds established thereunder.

          "Independent" means, when used with respect to any specified Person, that the Person

          (a) is in fact independent of the Issuer, any other obligor upon the Transition Bonds, ACE and any Affiliate of any of the foregoing Persons,

          (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, ACE or any Affiliate of any of the foregoing Persons, and

          (c) is not connected with the Issuer, any such other obligor, ACE or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or other Person performing similar functions.

          "Independent Certificate" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

          "Independent Manager" has the meaning set forth in the Issuer LLC Agreement.


                                   Appendix A-9

          "Initial Purchase Price" has the meaning set forth in Section 2.01 of the Sale Agreement.

          "Initial Transfer Date" means the Series Issuance Date for the Series 2002-1 Transition Bonds, i.e., December 19, 2002.

          "Initial Transferred Bondable Transition Property" means the Bondable Transition Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law in effect on or after December 19, 2002, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law in effect on or after December 19, 2002, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Interest" means, for any Payment Date for any Series or Class of Transition Bonds, the sum, without duplication, of

          (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

          (b) any unpaid interest, to the extent permitted by applicable law, plus any interest accrued on this unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

          (c) if the Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

          (d) with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Class upon such redemption.


                                 Appendix A-10

          "Interest Rate" means, with respect to each Series or Class of Transition Bonds, the rate at which interest accrues on the principal balance of Transition Bonds of such Series or Class, as specified in the Series Supplement therefor.

          "Interest Rate Swap Agreement" means any ISDA Master Agreement, together with the related schedules and confirmations, between the Issuer and the counterparty thereunder, as same may be amended or supplemented from time to time, with respect to any Series or Class of Transition Bonds as provided in the Series Supplement for such Series or Class, as the case may be.

          "Issuer" means Atlantic City Electric Transition Funding LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

          "Issuer Annex" means Annex 1 of the Servicing Agreement.

          "Issuer Certificate of Formation" means the Certificate of Formation of the Issuer, which was filed with the Delaware Secretary of State's Office on March 28, 2001, as the same may be amended or supplemented from time to time.

          "Issuer LLC Agreement" means the Amended and Restated Limited Liability Company Agreement between the Issuer and ACE, as sole Member, dated as of December 19, 2002, as the same may be amended or supplemented from time to time.

          "Issuer Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

          "Issuer Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

          "Issuer Order" or "Issuer Request" means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

          "Legal Defeasance Option" has the meaning specified in Section 4.01(b) of the Indenture.

          "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

          "Losses" means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.


                                 Appendix A-11

          "Manager" has the meaning set forth in the Issuer LLC Agreement.

          "Market Transition Charge" means the market transition charge that ACE may impose on Customers pursuant to the Competition Act and the Restructuring Order.

          "Measure Period" means any period beginning on an Adjustment Date and ending on the date immediately preceding the next Adjustment Date.

          "Member" means ACE, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

          "Monthly Remittance Date" means the 15th day of each calendar month (or if such day is not a Business Day, the next Business Day).

          "Monthly Servicing Fee" means the fee payable to the Servicer on a monthly basis for services rendered, in accordance with Section 5.07 of the Servicing Agreement.

          "Moody's" means Moody's Investors Service Inc., or its successor.

          "MTC-Tax" means the tax component, to recover federal income and state corporation business taxes associated with the Market Transition Charge and the Transition Bond Charge, that ACE is entitled to impose under the Restructuring Order and under the BPU Financing Orders.

          "New Jersey UCC" means the Uniform Commercial Code, as in effect in the State of New Jersey, as amended from time to time.

          "Officers' Certificate" means a certificate signed by (a) the chairman of the board, the president, the vice chairman of the board, any executive vice president or any vice president and (b) a treasurer, assistant treasurer, secretary or assistant secretary, in each case of the Servicer or the Seller, as applicable.

          "Operating Expenses" means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Monthly Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 3.10 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer, and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.08 of the Sale Agreement) under or in connection with the Basic Documents, any Hedge Agreement or Interest Rate Swap Agreement or the BPU Financing Orders.

          "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to ACE or the Issuer, or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating


                                 Appendix A-12

Agencies, as applicable, and which opinion or opinions shall be in form reasonably satisfactory to the Trustee, if applicable.

          "Outstanding" with respect to Transition Bonds means, as of the date of determination, all Transition Bonds theretofore authenticated and delivered under the Indenture except:

          (a) Transition Bonds theretofore canceled by the Transition Bond Registrar or delivered to the Transition Bond Registrar for cancellation;

          (b) Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Transition Bonds; provided, however, that if such Transition Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

          (c) Transition Bonds in exchange for or in lieu of other Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Transition Bonds are held by a protected purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Transition Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under or with respect to any other Basic Document or any Hedge Agreement or Interest Rate Swap Agreement, Transition Bonds owned by the Issuer, any other obligor upon the Transition Bonds, ACE or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Transition Bonds that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the Transition Bonds, ACE or any Affiliate of any of the foregoing Persons.

          "Outstanding Amount" means, with respect to one or more Classes or Series, the aggregate principal amount of, as the context requires, all Outstanding Transition Bonds of such Class or Classes or of such Series or group of Series.

          "Overcollateralization" means, with respect to any Payment Date and any Series, the amount, if any, that, if deposited to the Overcollateralization Subaccount for such Series on such Payment Date, would cause the balance in such subaccount on such Payment Date to equal the Scheduled Overcollateralization Level for such Series on such Payment Date.

          "Overcollateralization Amount" means, with respect to any Series, the amount specified as such in Schedule B to the Series Supplement therefor.


                                 Appendix A-13

          "Overcollateralization Subaccount" with respect to any Series has the meaning specified in Section 8.02(a) of the Indenture.

          "Paying Agent" means the Trustee or any other Person, including any Person appointed pursuant to Section 3.02(b) of the Indenture, that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Transition Bonds on behalf of the Issuer.

          "Payment Date" means January 20, April 20, July 20 and October 20, or, if any such date is not a Business Day, the next succeeding Business Day.

          "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          "Petition" means the petition filed by ACE with the BPU, dated June 25, 2001.

          "Predecessor Transition Bond" means, with respect to any particular Transition Bond, every previous Transition Bond evidencing all or a portion of the same debt as that evidenced by such particular Transition Bond; and, for the purpose of this definition, any Transition Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Transition Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Transition Bond.

          "Principal" means, with respect to any Payment Date and each Series or Class of Transition Bonds:

          (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

          (b) the amount of principal due on the Final Maturity Date of any Series or Class on such Payment Date;

          (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Transition Bonds;

          (d) the amount of principal and premium, if any, due as a result of a redemption of Transition Bonds on such Payment Date; and

          (e)  any overdue payments of principal.

          "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

          "Rating Agency" means, as of any date, any rating agency rating the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no


                                 Appendix A-14
such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

          "Rating Agency Condition" means, with respect to any action, the notification in writing by the Trustee to each Rating Agency of such action and the notification by each Rating Agency to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Transition Bonds; provided that, except where such action includes the issuance of Transition Bonds of a new Series (either as a Financing Issuance or as a Refunding Issuance), the Rating Agency Condition shall be satisfied with respect to Moody's by providing Moody's 10 Business Days' prior written notice of such action.

          "Reconciliation Date" for a particular Billing Month means the fifteenth day (or if that day is not a Business Day, the next succeeding Business Day) of the calendar month that is seven months after such Billing Month.

          "Record Date" has, with respect to any Series, the meaning set forth in the related Series Supplement.

          "Redemption Date" means, with respect to each Series or Class of Transition Bonds, the date for the redemption of the Transition Bonds of such Series or Class pursuant to Section 10.01 or 10.02 of the Indenture or the Series Supplement for such Series or Class, which in each case shall be a Payment Date.

          "Redemption Price" has the meaning set forth in Section 10.01 of the Indenture.

          "Refunding Issuance" means an issuance of a new Series of Transition Bonds under the Indenture to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Transition Bonds, all or part of the Transition Bonds of such Series or Class to the extent permitted by the terms thereof.

          "Registered Holder" means, as of any date, the Person in whose name a Transition Bond is registered in the Transition Bond Register on such date.

          A Payment Date "relates" to a Measure Period in each of the following circumstances: (i) if such Measure Period is one year in length, each of the second, third, fourth and fifth Payment Dates to occur after the first day in such Measure Period relates to such Measure Period; (ii) if such Measure Period is one calendar quarter in length, the first Payment Date to occur following the end of such Measure Period relates to such Measure Period; and (iii) if such Measure Period is one month in length, the first Payment Date to occur following the end of the calendar quarter in which such Measure Period falls relates to such Measure Period.

          "Released Parties" has the meaning specified in Section 5.02(e) of the Servicing Agreement.

          "Remittance Date" means a Daily Remittance Date or a Monthly Remittance Date, as applicable.


                                 Appendix A-15

          "Required Capital Amount" means, with respect to any Series, the amount required to be deposited in the Capital Subaccount for such Series on the Series Issuance Date of such Series, as specified in the related Series Supplement.

          "Reserve Subaccount" with respect to any Series has the meaning specified in Section 8.02(a) of the Indenture.

          "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restructuring Order" means the decision and order of the BPU issued on March 30, 2001 pursuant to Section 13 of the Competition Act.

          "Retiring Trustee" has the meaning specified in Section 6.08(b) of the Indenture.

          "Revenue Requirement" means, for any Series with respect to any Measure Period, the aggregate amount estimated in good faith by the Servicer, pursuant to the Issuer Annex, to be payable in respect of such Series pursuant to Sections 8.02(d) and 8.02(e) of the Indenture during such Measure Period.

          "Sale Agreement" means the Bondable Transition Property Sale Agreement dated as of December 19, 2002, between the Seller and the Issuer, as the same may be amended or supplemented from time to time.

          "Scheduled Overcollateralization Level" means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule B to the Series Supplement for such Series.

          "Scheduled Transition Bond Balance" means, as of any date, the sum of the amounts provided for in the Expected Amortization Schedules for each outstanding Series of Transition Bonds as of such date.

          "Seller" means ACE, in its capacity as seller of the Bondable Transition Property to the Issuer pursuant to the Sale Agreement.

          "Series" means the Series 2002-1 Transition Bonds and any subsequent series of Transition Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

          "Series Capital Subaccount" with respect to each Series has the meaning specified in Section 8.02(a) of the Indenture and in the related Series Supplement.

          "Series Final Maturity Date" means the Final Maturity Date for a
Series.


                                 Appendix A-16

          "Series Issuance Date" means, with respect to any Series, the date on which the Transition Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

          "Series Overcollateralization Subaccount" with respect to each Series has the meaning specified in Section 8.02(a) of the Indenture and in the related Series Supplement.

          "Series Reserve Subaccount" with respect to each Series has the meaning specified in Section 8.02(a) of the Indenture and in the related Series Supplement.

          "Series Subaccount" with respect to each Series has the meaning specified in Section 8.02(a) of the Indenture and in the related Series Supplement.

          "Series Supplement" means any Supplemental Indenture that authorizes a particular Series of Transition Bonds, as the same may be amended or supplemented from time to time.

          "Servicer" means ACE, as the servicer of the Bondable Transition Property, and each successor to ACE (in the same capacity) pursuant to Section
5.03 or 6.04 of the Servicing Agreement.

          "Servicer Default" means an event specified in Section 6.01 of the Servicing Agreement.

          "Servicing Agreement" means the Servicing Agreement dated as of December 19, 2002, between the Issuer and the Servicer, as the same may be amended or supplemented from time to time.

          "Special Member" has the meaning set forth in the Issuer LLC
Agreement.

          "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or its successor.

          "state" in the jurisdictional sense means any one of the 50 states of the United States of America or the District of Columbia.

          "Subaccount" means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture.

          "Subsequent Purchase Price" means, in relation to a Subsequent Sale, the price specified in the related Bill of Sale, to be paid by the Issuer for the Subsequent Transferred Bondable Transition Property purchased and sold in such Subsequent Sale.

          "Subsequent Sale" means any sale of Bondable Transition Property by the Seller to the Issuer after the Initial Transfer Date.


                                 Appendix A-17

          "Subsequent Transfer Date" means a date on which a sale of Subsequent Transferred Bondable Transition Property is effective, as specified in the written notice relating to such sale contemplated in Section 2.02(e) of the Sale Agreement.

          "Subsequent Transferred Bondable Transition Property" means Bondable Transition Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and a Bill of Sale delivered on or prior to the related Subsequent Transfer Date as identified in such Bill of Sale.

          "Successor Servicer" means a successor Servicer appointed by the Trustee pursuant to Section 6.04 of the Servicing Agreement which succeeds to all the rights and duties of the Servicer under the Servicing Agreement.

          "Supplemental Indenture" means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

          "Target Payment Date" has the meaning specified in Section 5(a) of the Issuer Annex.

          "TBC Collections" means amounts received by the Servicer in respect of the Transition Bond Charge.

          "Termination Notice" has the meaning specified in Section 6.01 of the Servicing Agreement.

          "Third Party" means any third party, including any electric generation supplier, providing billing or metering services, licensed by the BPU pursuant to relevant provisions of the Competition Act, the BPU Regulations and the BPU Financing Orders.

          "Total Revenue Requirement" means, as of any date of determination, the sum of the Revenue Requirements for all Series outstanding as of such date.

          "Transfer Date" means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

          "Transferred Bondable Transition Property" means, collectively, all Bondable Transition Property that has been sold, assigned and transferred to the Issuer pursuant to the Sale Agreement.

          "Transition Bond" means any of the transition bonds (as defined in the Competition Act) issued by the Issuer pursuant to the Indenture.

          "Transition Bond Balance" means, as of any date, the aggregate Outstanding Amount of all Series of Transition Bonds on such date.

          "Transition Bond Charge" means the Transition Bond Charge authorized by the BPU to be imposed on all Customers by ACE or its successor to recover Bondable Stranded Costs pursuant to the Competition Act and the BPU Financing Orders.


                                 Appendix A-18

          "Transition Bond Charge Adjustment" means each adjustment to Transition Bond Charge related to the Transferred Bondable Transition Property made in accordance with Section 4.01 of the Servicing Agreement and the Issuer Annex.

          "Transition Bond Charge Adjustment Process" means the process by which adjustments are made to the Transition Bond Charge or to the formula governing such adjustments, in either case pursuant to Section 4.01 of the Servicing Agreement and the Issuer Annex, the Competition Act, the Petition and the BPU Financing Orders.

          "Transition Bond Owner" means, with respect to a Book-Entry Transition Bond, the Person who is the beneficial owner of such Book-Entry Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

          "Transition Bond Register" has the meaning specified in Section 2.05(a) of the Indenture.

          "Transition Bond Registrar" has the meaning specified in Section 2.05(a) of the Indenture.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as in force on the date of the Indenture, unless otherwise specifically provided therein.

          "Trustee" means The Bank of New York, a New York banking corporation, in the capacity specified in the first paragraph of the Indenture, or any successor Trustee under the Indenture.

          "Underwriting Agreement" means the Underwriting Agreement dated as of December 11, 2002, among the Seller, the Issuer and Morgan Stanley & Co. Incorporated, on behalf of itself and as the representative of the several underwriters named therein.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.


                                 Appendix A-19